Exhibit 32.1

JACUZZI BRANDS, INC.
Phillips Point – West Tower
777 S. Flagler Drive – Suite 1100W
West Palm Beach, FL 33401

November 25, 2003

Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q/A (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     David H. Clarke, the Chief Executive Officer and Jeffery B. Park, the Chief Financial Officer of Jacuzzi Brands, Inc. (formerly U.S. Industries, Inc.), each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Jacuzzi Brands, Inc. (formerly U.S. Industries, Inc.)

/s/ David H. Clarke
David H. Clarke Chairman and Chief Executive Officer

/s/ Jeffery B. Park
Jeffery B. Park Senior Vice President and Chief Financial Officer